Exhibit 32.1
Section 1350 Certification
The undersigned hereby certify that, to their knowledge, (i) the Form 10-Q filed by Yadkin Valley Financial Corporation (the “Issuer”) for the quarter ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Yadkin Valley Financial Corporation

Date: August 14, 2006	By:	/s/ William A. Long

William A. Long
President and Chief Executive Officer

	By:	/s/ Edwin E. Laws

Edwin E. Laws
Chief Financial Officer
Yadkin Valley Financial Corporation
Form 10-Q Quarterly Report June 30, 2006

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